EXHIBIT 99.1

Issuer Direct Reports Third Quarter 2023 Results - Quarterly Revenue of $7.6 Million, an Increase of 43% from Q3 2022

RALEIGH, NC / Issuer Direct Corporation (NYSE American: ISDR) (the "Company"), a leading communications company, today reported its operating results for the three and nine months ended September 30, 2023.

“This quarter we continued to deliver positive quarterly results in topline revenues, earnings and cashflows. We also are making progress in our overall market share and year-over-year growth in our news distribution business. Not including the benefits from our Newswire acquisition, our news distribution business has grown 10% year to date on a stand-alone basis and as a result helped drive quarterly revenues,” said Brian R. Balbirnie, Issuer Direct’s Chief Executive Officer.

•	Revenues increased 43% to $7.6M from $5.3M in Q3 2022
•	Adjusted EBITDA of $1.8M, up 45% from Q3 2022
•	Subscriptions increased to 1,050 compared to 971 in Q3 2022

“Looking ahead, we have been focused on specific strategic goals of releasing new products which will be complimentary to our news distribution business. We believe these new products will help us drive further subscription growth in our entire communications business,” stated Mr. Balbirnie.

Third Quarter 2023 Highlights:

•

Revenue - Total revenue was $7,569,000, a 43% increase from $5,280,000 in Q3 2022 and a 22% decrease from $9,651,000 in Q2 2023. Communications revenue increased 74% from Q3 2022 and 2% from Q2 2023. The increase from Q3 2022 is primarily due to an increase in revenue generated by Newswire, which was acquired on November 1, 2022, as well as an increase in revenue generated from ACCESSWIRE, partially offset by a decrease in webcasting and events revenue due to less virtual events and annual meetings. Communications revenue was 80% of total revenue for Q3 2023, compared to 66% for Q3 2022 and 62% for Q2 2023. Revenue from our Compliance business decreased 17% from Q3 2022 and 60% from Q2 2023. The decrease in Compliance revenue from Q2 2023 is due to seasonality as well as a few significant projects which occurred in Q2 2023 and did not occur in Q3 2023.  The decrease from Q3 2022 is also related to a decrease in revenue from our print and proxy fulfillment services due to smaller projects during the quarter, as well as transfer agent revenue due to a decrease in corporate actions and directives during the quarter.

•

Gross Margin - Gross margin for Q3 2023 was $5,772,000, or 76% of revenue, compared to $4,068,000, or 77% of revenue, during Q3 2022 and $7,315,000, or 76%, in Q2 2023. Communications gross margin percentage was 75%, compared to 77% in Q3 2022 and 76% in Q2 2023. The decrease in gross margin percentage for the period is primarily due to an increase in distribution costs as we continue to expand our reach and global footprint.

•

Operating Income - Operating income was $593,000 for Q3 2023, as compared to $789,000 during Q3 2022. The decrease in operating income is primarily related to amortization expense attributed to intangible assets acquired during the Newswire acquisition.

•	Net Income - On a GAAP basis, net income was $273,000, or $0.07 per diluted share during Q3 2023, compared to net income of $686,000, or $0.19 per diluted share during Q3 2022.
•	Operating Cash Flows - Cash flows from operations for Q3 2023 were $287,000 compared to $1,381,000 in Q3 2022.
•

Non-GAAP Measures – Q3 2023 EBITDA was $1,503,000, or 20% of revenue, compared to $952,000, or 18% of revenue during Q3 2022. Adjusted EBITDA was $1,756,000, or 23% of revenue for Q3 2023 compared to $1,213,000, or 23% for Q3 2022. Non-GAAP net income for Q3 2023 was $1,015,000, or $0.27 per diluted share, compared to $978,000, or $0.27 per diluted share, during Q3 2022. Adjusted free-cash flow was $127,000 for Q3 2023 compared to $1,441,000 for Q3 2022.

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Year to Date Q3 2023 Highlights:

•

Revenue - Total revenue was $25,839,000, a 58% increase from $16,375,000 during the first nine months of 2022. Communications revenue increased 76% during the first nine months of 2023 compared to the same period of the prior year. The increase in Communications revenue was primarily related to the acquisition of Newswire, which is all included in Communications revenue. We also generated increased revenue from our ACCESSWIRE business, which increased 10% compared to the same period of the prior year. These increases were partially offset by a decrease in webcasting and events revenue, primarily due to less virtual events and annual meetings as compared to the prior year. Communications revenue was 72% of total revenue for the first nine months of 2023, compared to 65% for the same period in 2022. Revenue from our Compliance business increased 25% during the first nine months of 2023 compared to the same period of the prior year. The increase in Compliance revenue was primarily related to an increase in revenue from our print and proxy fulfillment services due to a few significant transactions which occurred during the first half of the year as well as an increase in revenue from our transfer agent services due to an increase in corporate actions and directives during the first half of 2023.

•

Gross Margin - Gross margin for the first nine months of 2023 was $19,877,000 or 77% of revenue, compared to $12,567,000, also 77% of revenue, during the same period of 2022. Communications gross margin percentage was 77% during the first nine months of 2023, down from 78% during the first nine months of 2022. The decrease in gross margin percentage is primarily due to an increase in distribution costs as we continue to expand our reach and global footprint.

•

Operating Income - Operating income was $2,921,000 for the first nine months of 2023, as compared to $2,625,000 during the same period of 2022. The increase in operating income is related to the increase in revenue, partially offset by an increase in operating expenses.

•

Net Income - On a GAAP basis, net income was $1,492,000, or $0.39 per diluted share, during the first nine months of 2023, compared to $2,043,000, or $0.55 per diluted share, during the first nine months of 2022. Despite the increase in operating income, net income decreased because it was impacted by interest expense associated with our new credit agreement and the debt incurred to finance the Newswire acquisition, as well as a one-time cost to extinguish our debt associated with the Newswire transaction, partially offset by income resulting from the change in fair value of our interest rate swap.

•	Operating Cash Flows - Cash flows from operations for the first nine months of 2023 were $2,290,000 compared to $3,025,000 in the same period of 2022.
•

Non-GAAP Measures – EBITDA for the first nine months of 2023 was $5,147,000, or 20% of revenue, compared to $3,112,000, or 19% of revenue, during the same period of 2022. Adjusted EBITDA was $6,663,000, or 26% of revenue, for the first nine months of 2023, compared to $3,851,000, or 24%, for the same period of 2022. Non-GAAP net income for the first nine months of 2023 was $4,314,000, or $1.13 per diluted share, compared to $2,883,000, or $0.77 per diluted share, during the same period of 2022. Adjusted free-cash flow was $2,638,000 for the first nine months of 2023 compared to $3,123,000 for the same period of 2022.

Key Performance Indicators:

•

As of September 30, 2023, we had 12,171 customers who had an active contract during the past twelve months, compared to 7,084 as of September 30, 2022. Active customers as of September 30, 2023, included 4,877 customers from Newswire.

•

During the quarter, the Company had 1,050 active customers subscribing to our products, compared to 971 customers during the same period last year. The Company defines a subscription as any customer who enters into a contract for a minimum of one year for one or more products.

A table has been included in this press release with non-GAAP adjustments to the Company’s net income, resulting in Adjusted EBITDA (a non-GAAP measure) for the relevant periods.

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Non-GAAP Information

Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company excludes certain items, such as amortization of intangible assets, stock-based compensation, tax impact of adjustments, other unusual items. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

($ in ‘000's, except per share amounts)

CALCULATION OF EBITDA & ADJUSTED EBITDA

	Three Months Ended September 30,
	2023	2022
	Amount	Amount

Net income:	$273	$686
Adjustments:
Depreciation and amortization	745	163
Interest expense (income)	298	(77)
Income tax expense	187	180
EBITDA:	1,503	952
Acquisition and/or integration expenses (1)	59	74
Other non-recurring (income) expenses (2)	(165)	—
Stock-based compensation expense (3)	359	187
Adjusted EBITDA:	$1,756	$1,213

	Nine Months Ended September 30,
	2023	2022
	Amount	Amount

Net income:	$1,492	$2,043
Adjustments:
Depreciation and amortization	2,217	487
Interest expense (income)	817	(99)
Income tax expense	621	681
EBITDA:	5,147	3,112
Acquisition and/or integration expenses (1)	430	90
Other non-recurring expenses (2)	36	90
Stock-based compensation expense (3)	1,050	559
Adjusted EBITDA:	$6,663	$3,851

(1)	This adjustment gives effect to one-time corporate projects, including acquisition and/or integration expenses, incurred during the periods.
(2)

For the three months ended September 30, 2023, this adjustment gives effect to a gain recorded on the change in fair value of our interest rate swap of $165,000. For the nine months ended September 30, 2023, this adjustment gives effect to a $370,000 payment related to early extinguishment of our Seller Note and one-time, non-recurring expenses of $45,000, partially offset by a gain recorded on the change in fair value of our interest rate swap of $379,000. For the nine months ended September 30, 2022, this adjustment gives effect to a one-time executive recruiting fee of $90,000.

(3)

The adjustments represent stock-based compensation expense related to awards of stock options, restricted stock units, or common stock in exchange for services. Although we expect to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.

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CALCULATION OF NON-GAAP NET INCOME

	Three Months Ended September 30,
	2023		2022
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$273	$0.07	$686	$0.19
Adjustments:
Amortization of intangible assets (1)	686	0.18	108	0.03
Stock-based compensation (2)	359	0.09	187	0.05
Other unusual items (3)	(106)	(0.02)	74	0.02
Tax impact of adjustments (4)	(197)	(0.05)	(77)	(0.02)
Non-GAAP net income:	$1,015	$0.27	$978	$0.27

	Nine Months Ended September 30,
	2023		2022
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$1,492	$0.39	$2,043	$0.55
Adjustments:
Amortization of intangible assets (1)	2,056	0.54	324	0.09
Stock-based compensation (2)	1,050	0.28	559	0.15
Other unusual items (3)	466	0.12	180	0.04
Tax impact of adjustments (4)	(750)	(0.20)	(223)	(0.06)
Non-GAAP net income:	$4,314	$1.13	$2,883	$0.77

1)	The adjustments represent the amortization of intangible assets related to acquired assets and companies.
2)

The adjustments represent stock-based compensation expense related to awards of stock options, restricted stock units or common stock in exchange for services. Although the Company expects to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.

3)

For the three months ended September 30, 2023, this adjustment gives effect to a gain recorded on the change in fair value of our interest rate swap of $165,000, partially offset by one-time corporate projects, including acquisition and/or integration related expenses incurred during the period of $59,000. For the nine months ended September 30, 2023, this adjustment gives effect to one-time corporate projects, including acquisition and/or integration related expenses incurred during the period of $430,000 and a $370,000 payment related to early extinguishment of our Seller Note and $45,000 of one-time, non-recurring expenses, partially offset by a gain recorded on the change in fair value of our interest rate swap of $379,000. For the nine months ended September 30, 2022, this adjustment gives effect to one-time corporate projects, including acquisition and/or integration related expenses incurred during the period of $90,000 and a one-time executive recruiting fee of $90,000.

4)	This adjustment gives effect to the tax impact of all non-GAAP adjustments at the current Federal rate of 21%.

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CALCULATION OF FREE CASH FLOW AND ADJUSTED FREE CASH FLOW

	Three Months Ended September 30,
	2023	2022
	Amount	Amount

Net cash provided by operating activities	$287	$1,381
Payments for purchase of fixed assets and capitalized software	(177)	(14)
Free cash flow	110	1,367
Cash paid for acquisition and/or integration items(1)	17	74
Adjusted free cash flow	$127	$1,441

	Nine Months Ended September 30,
	2023	2022
	Amount	Amount

Net cash provided by operating activities	$2,290	$3,025
Payments for purchase of fixed assets and capitalized software	(345)	(52)
Free cash flow	1,945	2,973
Cash paid for acquisition and/or integration items(1)	298	90
Cash paid for other unusual items(2)	395	60
Adjusted free cash flow	$2,638	$3,123

1)	This adjustment gives effect to one-time corporate projects, including acquisition and/or integration expenses, paid during the periods.
2)

For the nine months ended September 30, 2023, this adjustment gives effect to a one-time payment of approximately $370,000 related to the early termination of the note payable associated with the Newswire acquisition. For the nine months ended September 30, 2022, this adjustment gives effect to payment of a one-time executive recruiting fee payment of $60,000.

Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date:	November 9, 2023
Time:	4:30 p.m. eastern time
Toll & Toll Free:	973-528-0011 | 888-506-0062
Access Code:	512722
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1/49403

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event.

Toll & Toll Free:	919-882-2331| 877-481-4010
Passcode:	49403
Webcast Replay & Transcript	http://www.issuerdirect.com/earnings-calls-and-scripts/

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About Issuer Direct Corporation

Issuer Direct® is a leading communications company, providing solutions for both Public Relations and Investor Relations Professionals for over 16 years. Our comprehensive solutions are used by thousands of customers from emerging startups to multi-billion-dollar global brands, ensuring their most important moments are reaching the right audiences, via our industry-leading newswire, IR website solutions, events technology, and compliance solutions. For more information, please visit www.issuerdirect.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2022, including but not limited to the discussion under "Risk Factors" therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

For Further Information:

Issuer Direct Corporation

Brian R. Balbirnie

(919)-481-4000

brian.balbirnie@issuerdirect.com

Hayden IR

Brett Maas

(646)-536-7331

brett@haydenir.com

Hayden IR

James Carbonara

(646)-755-7412

james@haydenir.com

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ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30,	December 31,
	2023	2022
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$5,050	$4,832
Accounts receivable (net of allowance for doubtful accounts of $1,018 and $745, respectively)	4,271	2,978
Income tax receivable	—	51
Other current assets	1,471	1,559
Total current assets	10,792	9,420
Capitalized software (net of accumulated amortization of $3,408 and $3,364, respectively)	413	138
Fixed assets (net of accumulated depreciation of $727 and $610, respectively)	534	625
Right-of-use asset – leases	1,086	1,277
Other long-term assets	586	136
Goodwill	21,928	22,498
Intangible assets (net of accumulated amortization of $8,877 and $6,821, respectively)	30,175	32,231
Total assets	$65,514	$66,325

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,324	$1,374
Accrued expenses	1,922	2,255
Income taxes payable	248	157
Current portion of long-term debt	3,000	22,000
Deferred revenue	5,164	5,405
Total current liabilities	11,658	31,191
Long-term debt (net of debt discount of $92 and $0, respectively)	16,908	—
Deferred income tax liability	66	572
Lease liabilities – long-term	1,093	1,339
Total liabilities	29,725	33,102
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively.	—	—
Common stock $0.001 par value, 20,000,000 shares authorized, 3,811,649 and 3,791,020 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively.	4	4
Additional paid-in capital	23,216	22,147
Other accumulated comprehensive loss	(91)	(96)
Retained earnings	12,660	11,168
Total stockholders' equity	35,789	33,223
Total liabilities and stockholders’ equity	$65,514	$66,325

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ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2023	2022	2023	2022
Revenues	$7,569	$5,280	$25,839	$16,375
Cost of revenues	1,797	1,212	5,962	3,808
Gross profit	5,772	4,068	19,877	12,567
Operating costs and expenses:
General and administrative	2,033	1,657	6,639	4,903
Sales and marketing expenses	1,838	1,231	6,258	3,866
Product development	581	245	1,887	734
Depreciation and amortization	727	146	2,172	439
Total operating costs and expenses	5,179	3,279	16,956	9,942
Operating income	593	789	2,921	2,625
Interest (expense) income, net	(298)	77	(817)	99
Other income, net	165	—	9	—
Income before taxes	460	866	2,113	2,724
Income tax expense	187	180	621	681
Net income	$273	$686	$1,492	$2,043
Income per share – basic	$0.07	$0.19	$0.39	$0.55
Income per share – fully diluted	$0.07	$0.19	$0.39	$0.55
Weighted average number of common shares outstanding – basic	3,810	3,618	3,799	3,717
Weighted average number of common shares outstanding – fully diluted	3,823	3,636	3,814	3,738

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ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	For the Nine Months Ended
	September 30,	September 30,
	2023	2022
Cash flows from operating activities:
Net income	$1,492	$2,043
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,217	487
Bad debt expense	373	279
Deferred income taxes	(506)	(80)
Change in fair value of interest rate swaps	(379)	—
Stock-based compensation expense	1,050	559
Measurement period adjustments	571	—
Amortization of debt issuance costs	8	—
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(1,669)	(61)
Decrease (increase) in other assets	(92)	(166)
Increase (decrease) in accounts payable	(49)	(2)
Increase (decrease) in accrued expenses	(491)	(409)
Increase (decrease) in deferred revenue	(235)	375
Net cash provided by operating activities	2,290	3,025

Cash flows from investing activities:
Capitalized software	(319)	—
Purchase of fixed assets	(26)	(52)
Purchase of acquired business, net of cash received	350	—
Net cash provided by (used in) investing activities	5	(52)

Cash flows from financing activities:
Exercise of stock options	19	91
Payment for stock repurchase and retirement	—	(5,000)
Payment of note payable	(22,000)	—
Proceeds from issuance of term loan	19,988	—
Payment for capitalized debt issuance costs	(88)	—
Net cash used in financing activities	(2,081)	(4,909)

Net change in cash and cash equivalents	214	(1,936)
Cash and cash equivalents – beginning	4,832	23,852
Currency translation adjustment	4	(104)
Cash and cash equivalents – ending	$5,050	$21,812

Supplemental disclosures:
Cash paid for income taxes	$993	$782
Cash paid for interest	$1,208	$—

Source: Issuer Direct Corporation

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